Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ON24, Inc.:

We consent to the use of our report with respect to the consolidated financial statements incorporated by reference herein.

Our report on the consolidated financial statements refers to the adoption of Financial Accounting Standards Board’s Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, and Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, as of January 1, 2019.

(signed) KPMG LLP

San Francisco, California

February 3, 2021